Exhibit 31.1

CERTIFICATION

I, Stephen Alfers, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Pershing Gold Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2017

/s/ Stephen Alfers
Stephen Alfers Chief Executive Officer and President and Chairman of the Board of Directors (Principal Executive Officer)